      As Filed with the Securities and Exchange Commission on June 16, 2000
                         Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SUITE101.COM, INC.
             (Exact Name of Registrant as specified in its Charter)

             DELAWARE                                   33-0464753
-------------------------------------------------------------------------------
 (State or other jurisdiction              (IRS Employer Identification Number)
of incorporation or organization)

  1122 MAINLAND STREET, SUITE 390, VANCOUVER, BRITISH COLUMBIA, CANADA V6B 5L1
                                 (604) 682-1400

   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                            1998 STOCK INCENTIVE PLAN
-------------------------------------------------------------------------------
                              (Full Title of Plan)

                          PETER L. BRADSHAW, PRESIDENT
                               SUITE101.COM, INC.
      1122 MAINLAND STREET, SUITE 390, VANCOUVER, BRITISH COLUMBIA V6B 5L1
                                 (604) 682-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a Copy to:
                           WILLIAM S. CLARKE, ESQUIRE
                             WILLIAM S. CLARKE, P.A.
        457 NORTH HARRISON STREET, SUITE 103, PRINCETON, NEW JERSEY 08540

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
        TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE            AGGREGATE              AMOUNT OF
       REGISTERED              REGISTERED               PER UNIT            OFFERING PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001 par         797,261               $2.375(1)              $1,893,495               $500.00
value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001 par         392,739                $1.50(2)               $589,109                $156.00
value
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $.001 par         10,000                $2.375(2)                $23,750                 $6.00
value
----------------------------------------------------------------------------------------------------------------------
Total                                                                                                 $662.00
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on June 12, 2000.
(2) Pursuant to Rule 457(h), based on the price at which such options may be exercised.

                                EXPLANATORY NOTE


     This Registration Statement on Form S-8 relates to the registration of 1,200,000 shares of common stock issuable on exercise of options granted and to be granted under the 1998 Stock Incentive Plan (the "Plan") to selected employees, non-employee members of the Board of Directors, and consultants or other independent advisors who provide services to Suite101.com, Inc., a Delaware corporation (the "Company").

     On June 12, 2000, the shareholders of the Company approved the adoption of an amendment to the Plan increasing the number of shares reserved for the grant of options from 1,200,000 to 2,400,000. At June 12, 2000, the Company had granted options with respect to 402,739 shares the exercise of which was conditioned on shareholder approval of the amendment of the Plan. This registration statement is filed pursuant to paragraph E of the General Instructions to Form S-8 to register additional securities of the same class as other securities for which a registration statement has been filed on Form S-8 relating to the Plan.

     The contents of the Company's registration statement on Form S-8 (File No. 333-74245) filed with the Securities and Exchange Commission on March 11, 1999 are incorporated by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada on the 14th day of June, 2000.

                                       SUITE101.COM, INC.



                                       By:  /s/ Peter L. Bradshaw
                                            --------------------------------
                                            Peter L. Bradshaw, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  /s/ Peter L. Bradshaw        Director, President and Chief Executive     June 14, 2000
---------------------------    Officer (Principal Executive Officer)
Peter L. Bradshaw


  /s/ Cara Williams            Vice President Finance (Principal           June 14, 2000
---------------------------    Financial and Accounting Officer)
Cara Williams

  /s/ Julie M. Bradshaw        Director                                    June 14, 2000
---------------------------
Julie M. Bradshaw

  /s/ Mitch Blumberg           Director                                    June 14, 2000
---------------------------
Mitch Blumberg

  /s/ Alfred J. Puchala, Jr.   Director                                    June 14, 2000
---------------------------
Alfred J. Puchala, Jr.

                               SUITE101.COM, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Suite101.com, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Peter L. Bradshaw and Julie M. Bradshaw, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Peter L. Bradshaw        Director, President and Chief Executive     June 14, 2000
---------------------------    Officer (Principal Executive Officer)
Peter L. Bradshaw


  /s/ Cara Williams            Vice President Finance (Principal           June 14, 2000
---------------------------    Financial and Accounting Officer)
Cara Williams

  /s/ Julie M. Bradshaw        Director                                    June 14, 2000
---------------------------
Julie M. Bradshaw

  /s/ Mitch Blumberg           Director                                    June 14, 2000
---------------------------
Mitch Blumberg

  /s/ Alfred J. Puchala, Jr.   Director                                    June 14, 2000
---------------------------
Alfred J. Puchala, Jr.

                               SUITE101.COM, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


 EXHIBIT NUMBER                           DESCRIPTION
 --------------    -------------------------------------------------------------
       4.1         1998 Stock Incentive Plan*

       5.1         Opinion of William S. Clarke, P.A.

      23.1         Consent of N.I. Cameron Inc., Chartered Accountants

      23.2         Consent of William S. Clarke, P.A. (included in Exhibit 5.1).

--------------------------
* Incorporated by reference to the Registrant's registration statement on Form S-8 (File No. 333-74245).